SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 7, 2014

DUTCH GOLD RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-308805	58-2550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3344 Peachtree Road, Suite 500 Atlanta, Georgia		30326
(Address of Principal Executive Offices)		(Zip Code)

404-465-2898
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On March 5, 2014, the Board adopted and approved, effective immediately, a Certificate of Designation for a Series E Preferred Stock of the Company (the “Series E Designation”). The Certificate authorizes the designation of the Series E Preferred Stock certain changes to the existing capital structure of the Company, including the following:

•	The Series E Preferred Shares shall carry voting rights equal to 700 shares of common stock for each share of Series E Preferred that is issued;

•

The Series E Preferred Shares shall carry a liquidation preference in the event of a changes of control of the Company at the discretion of the Board of Directors, and that said shares may be convertible into common stock.

The foregoing description of the Series E Preferred Certificate of Designation is qualified in its entirety by reference to the full text of the Series E Preferred Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following documents are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.

3.1	Certificate of Designation of Series E Preferred

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

DUTCH GOLD RESOURCES, INC.

Date: July 7, 2014	By:	/s/ Daniel Hollis
Daniel W. Hollis
Chief Executive Officer